    As filed with the Securities and Exchange Commission on August 31, 2001
                          Registration No. 333-81677

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 AMENDMENT #1
                                      TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                           AGATE TECHNOLOGIES, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

               Delaware                             94-3334052
------------------------------------   ------------------------------------
   (State or other jurisdiction of     (I.R.S. Employer Identification No.)
   incorporation or organization)

         16000 Carmenita Road
         Cerritos, California                          90703
------------------------------------   ------------------------------------
   (Address of principal executive                  (Zip Code)
              offices)

                Agate Technologies, Inc. Equity Incentive Plan
               (formerly ARCA Corp. 1999 Dual Stock Option Plan)
----------------------------------------------------------------------------
                          (Full title of the plan)


                                Francis CS Khoo
                             16000 Carmenita Road
                          Cerritos, California 90703
----------------------------------------------------------------------------
                  (Name and address of agent for service)

                                (562) 483-1095
----------------------------------------------------------------------------
       (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------
                                               Proposed maximum       Proposed maximum
Title of Securities       Amount to be        offering price per     aggregate offering          Amount of
  to be registered        registered(1)            share(2)               price(2)          registration fee(3)
---------------------------------------------------------------------------------------------------------------
        N/A                   N/A                    N/A                    N/A                    N/A
---------------------------------------------------------------------------------------------------------------

This Post-Effective Amendment #1 to the Registration Statement on Form S-8 is being filed for the purpose of replacing Exhibit 10.20. No additional securities are being registered.

                              EXPLANATORY COMMENT

On July 24, 2001, the Board of Directors of Agate Technologies, Inc. adopted an amendment and restatement of the ARCA Corp. 1999 Dual Stock Option Plan. As part of this amendment and restatement, the ARCA Corp. 1999 Dual Stock Option Plan was renamed "Agate Technologies, Inc. Equity Incentive Plan". This Post-Effective Amendment No. 1 is being filed for the purpose of replacing Exhibit 10.20, the ARCA Corp. 1999 Dual Stock Option Plan, with the Amendment and Restatement of the ARCA Corp. 1999 Dual Stock Option Plan. No additional securities are being registered.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to its Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on August 28, 2001.

                                        AGATE TECHNOLOGIES, INC.



                                        By: /s/ Francis CS Khoo
                                           -------------------------------------
                                            Francis CS Khoo, Chief Executive
                                             Officer


                                        By: /s/ Shirley Ooi
                                           -------------------------------------
                                            Shirley Ooi, Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



Dated:  August 28, 2001       /s/ Francis CS Khoo
                              ------------------------------------
                              Francis CS Khoo,
                              Chief Executive Officer, Director



Dated:  August 28, 2001       /s/ Shirley Ooi
                              ------------------------------------
                              Shirley Ooi,
                              Chief Financial Officer, Director